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                                                                   EXHIBIT 16


March 16, 2000

Securities and Exchange Commission
Washington, D.C. 20549


Re: United Diagnostic, Inc.
    File No. 0-11772

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of United Diagnostic, Inc. dated March 16, 2000, and agree with the statements contained therein regarding our firm.

Very truly yours,

Grant Thornton LLP